Exhibit 99.1

DURECT Corporation Announces Anticipated Development Program Milestones for Fiscal Year 2006

Cupertino, CA-

February 8, 2006

DURECT Corporation (NASDAQ: DRRX) today announced its intended development milestones for fiscal year 2006.

“These announced milestones are intended to assist the investment community to track our progress throughout the coming year,” said James E. Brown, President and CEO of DURECT. “DURECT will continue to drive forward our development programs in 2006. In addition, we intend to build-out our commercial specialty pharmaceuticals infrastructure and continue to forge commercial alliances for our products and technologies that build lasting value for our shareholders.”

Anticipated Development Program Milestones

Post-Operative Pain Depot

•	Our post-operative pain relief depot is based on our patented SABER delivery technology and is intended to be administered around the surgical site after surgery to provide 3 days or more of local analgesia.

•	Within the first half of 2006, we intend to initiate additional Phase II studies in the U.S. for soft tissue and orthopedic surgical procedures, as well as continue our clinical studies outside of the U.S.

•	We intend to present additional Phase II data in the first half of 2006.

•	We intend to initiate the Phase III clinical program in the second half of 2006.

New Development Product

•	We intend to complete a Phase I clinical study for a new development product during the second half of 2006.

•	DURECT retains full rights to this new development product.

Remoxy™ (Collaboration with Pain Therapeutics, Inc. and its commercialization sub-licensee King Pharmaceuticals)

•	Remoxy is a novel long-acting oral formulation of oxycodone based on DURECT’s ORADUR™ technology, a proprietary oral sustained release technology with several potential abuse deterrent properties.

•	We intend to support the ongoing Phase III clinical program conducted by our commercialization partners. Pain Therapeutics and its commercialization sub-licensee King Pharmaceuticals have announced their intention to initiate the pivotal Phase III clinical study in the first half of 2006.

Transdermal Sufentanil Development Product (U.S. collaboration with Endo Pharmaceuticals)

•	Our transdermal sufentanil patch (significantly smaller than the size of currently marketed transdermal fentanyl patches for a therapeutically equivalent dose) is intended to provide extended chronic pain relief for up to seven days, compared to three days of relief provided by currently available opiate patches.

•	Our partner, Endo Pharmaceuticals, intends to conduct additional clinical studies in chronic pain patients during the year.

New ORADUR-based Opioid Development Product (Collaboration with Pain Therapeutics, Inc. and its commercialization sub-licensee King Pharmaceuticals)

•	Our partner, Pain Therapeutics and its sub-licensee King Pharmaceuticals, have announced their intention to initiate Phase I clinical testing for the second ORADUR-based abuse deterrent sustained release oral formulation of an undisclosed opioid during the second half of 2006.

Memryte™ (Collaboration with Voyager Pharmaceuticals)

•	Memryte is a novel treatment for patients suffering from Alzheimer’s disease, based on DURECT’s DURIN™ controlled release technology, a proprietary drug-loaded biodegradable implant.

•	Our partner, Voyager Pharmaceuticals, has stated its intention to complete patient enrollment for the first Phase III clinical study in the second half of 2006.

About DURECT Corporation

DURECT Corporation is an emerging specialty pharmaceutical company focused on the development of pharmaceutical systems based on its proprietary drug delivery platform technologies that treat chronic debilitating diseases and enable biotechnology products. Additional information about DURECT is available at www.durect.com.

NOTE: SABER™, ORADUR™, DURIN™ and TRANSDUR™ are trademarks of DURECT Corporation. Other referenced trademarks belong to their respective owners.

DURECT Forward-Looking Statement

The statements in this press release regarding DURECT’s development products, their designs and intended uses, and DURECT’s and our collaborators’ product development and clinical trial plans are forward-looking statements involving risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, DURECT’s (and that of its third-party collaborators’, where applicable) abilities to successfully enroll and complete clinical trials, complete the design, development, and manufacturing process development of the development product, obtain product and manufacturing approvals from regulatory agencies and manufacture and commercialize the development product, as well as marketplace acceptance of the development product. Further information regarding these and other risks is included in DURECT’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 filed with the SEC on October 13, 2005 under the heading “Factors that may affect future results.”

SOURCE DURECT Corporation

CONTACT: Schond L. Greenway, Vice President, Investor Relations and Strategic Planning of DURECT Corporation, +1-408-777-1417